VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 24th day of April, 2009, by and among Tree Top Industries, Inc., a Nevada corporation (the “Company”), BioEnergy Systems Management, Inc., a Nevada corporation (“Bio”), Wimase Limited, a Delaware corporation (“Wimase”), Energetic Systems, Inc., LLC, a Nevada limited liability company (“Energetic”), Dr. Fortunato Villamagna (“Dr. Villamagna”) and any other stockholder of the Company who becomes a party hereto (collectively, and together with Bio, Wimase and Energetic and their respective successors and permitted assigns, the “Stockholders”).

RECITAL

On April 24th, 2009, the Company, the Stockholders and BioEnergy Applied Technologies, Inc, a Nevada corporation, entered into a stock exchange agreement (the “Stock Agreement”) providing for the exchange of shares of Common Stock (as defined in the Stock Agreement) for shares of BAT Stock (as defined in the Stock Agreement), and in connection with the Stock Agreement the parties desired to provide Dr. Villamagna with the right to exercise all of the voting rights (the “Voting Rights”) attached to the Shareholder Common Stock (as defined in the Stock Agreement) for a period of two (2) years from the Closing Date (as defined in the Stock Agreement) in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           Voting Provisions.

1.1           Exercise Rights.  Each Stockholder agrees to vote, or cause to be voted, all shares of Shareholder Common Stock owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as directed by Dr. Villamagna.

1.2           Failure to Vote.  In the absence of the exercise of any Voting Rights by Dr. Villamagna, for any reason whatsoever, when a shareholder vote is requested by the Board of Directors of the Company, the Voting Rights shall automatically be transferred to the Secretary of the Company, or to his or her assignee.

2.           Remedies.

2.1           Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.

2.2           Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3           Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.           Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate two (2) years following the Closing Date.

4.           Miscellaneous.

4.1           Transfers. Each transferee or assignee of any Shareholder Common Stock subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder for all purposes under this Agreement.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.9.

4.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  No party to this Agreement may consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to another Person or Persons (a “successor-in-interest”), whether in a single transaction or series of related transaction, unless such successor-in-interest expressly assumes such first party’s obligations under this Agreement in accordance with Section 4.1 above.  Except as provided in the immediately preceding sentence, no party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

4.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.4           Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile or pdf. and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one business day after the business day of deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on such party’s signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 4.6.  If notice is given (i) to the Company, a copy shall also be sent to Nannarone & McMurdo, LLP, 501 Madison Avenue, Suite 501, New York, NY 10022, Facsimile: (646) 390-7090, Attention:  Matthew McMurdo, Esq. or (ii) to the Stockholders, a copy shall also be sent to Santoro, Driggs, Walch, Kearney, Holley & Thompson, 400 South Fourth Street, Las Vegas, Nevada 89101, Facsimile: (702)791-1912, Attention: Michael E. Kearney, Esq.

4.7           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9           Legend on Share Certificates.  Each certificate representing any shares of Shareholder Common Stock issued on or after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the shares of Shareholder Common Stock issued on or after the date hereof to bear the legend required by this Section 4.9 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of Shareholder Common Stock upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the shares of Shareholder Common Stock to bear the legend required by this Section 4.9 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.10           Manner of Voting.  The exercise of the Voting Rights pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.11           Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.12           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of New York County in the State of New York for the purpose of an arbitration proceeding arising out of or based upon this Agreement and (b) agree not to commence any suit or action or other proceeding arising out of or based upon this Agreement.  If arbitration is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.13           Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

4.14           No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

 {Remainder of page left intentionally blank.  Signature page(s) to follow.}

COUNTERPART SIGNATURE PAGE TO
VOTING AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement as of the date first written above.

TREE TOP INDUSTRIES, INC.

By:

Name:

Title:

Address for Notice Purposes:

511 Sixth Avenue
Suite 800
New York, New York 10011
Facsimile Number: 775-890-3823

COUNTERPART SIGNATURE PAGE TO
VOTING AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement as of the date first written above.

DR. FORTUNATO VILLAMAGNA

______

Address for Notice Purposes:

10805 Bernini Drive
Las Vegas, Nevada 89141
Facsimile Number: 702-897-8109

BIOENERGY SYSTEMS MANAGEMENT, INC.

Address for Notice Purposes:

10805 Bernini Drive
Las Vegas, Nevada 89141
Attention: Dr. Fortunato Villamagna, President
Facsimile Number: 702-897-8109

WIMASE LIMITED

______

Address for Notice Purposes:

9950 Claymore Drive
Dallas, Texas 75243
Attention: the President
Facsimile Number: 403-685-8814

ENERGETIC SYSTEMS INC., LLC

______

Address for Notice Purposes:

2420 Springer Road
Suite 110
Norman, Oklahoma 79063
Facsimile Number: 405-947-0768

EXHIBIT A
ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on April 24th, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of April 24th, 2009 (the “Agreement”), by and among Tree Top Industries, Inc., a Nevada corporation (the “Company”), Dr. Fortunato Villamagna and David Taylor, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1           Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) by transfer from a party bound by the Agreement and agrees to be bound by the Agreement as a Stockholder.

1.2           Agreement.  Holder hereby (a) agrees that the Stock  shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed below Holder’s signature hereto.

_____________________________________________
[PRINT NAME OF HOLDER]

By:

Name:

Title:
Address for Notice Purposes:

_____________________________________________________________________________________

_____________________________________________________________________________________

Accepted and Agreed:

TREE TOP INDUSTRIES, INC.

By:

Name:

Title: